Exhibit 99.3

INVESTOR PRESENTATION June 2021

Disclaimer This confidential presentation (the “presentation”) is being delivered to you by Embark Trucks, Inc . (“Embark”) and Northern Genesis Acquisition Corp . II (“SPAC” or “Northern Genesis II”) in connection with its potential business combination of Embark and SPAC and the offering of the securities of the post - business combination company (“Combined Co”) in a private placement (the “Transaction”) . This presentation is for information purposes only and is being provided to you solely in your capacity as a potential investor in considering an investment in Embark or Combined Co . Any reproduction or distribution of this presentation, in whole or in part, or the disclosure of its contents, without the prior consent of Embark is prohibited . By accepting this presentation, each recipient and its directors, partners, officers, employees, attorney(s), agents and representatives (collectively, the “recipient”) agrees : (i) to maintain the confidentiality of all information that is contained in this presentation and not already in the public domain ; and (ii) to return or destroy all copies of this presentation or portions thereof in its possession following the request for the return or destruction of such copies . This presentation and any oral statements made in connection with this presentation shall neither constitute an offer to sell nor the solicitation of an offer to buy any securities, or the solicitation of any proxy, vote, consent or approval in any jurisdiction in connection with the proposed business combination, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction . This communication is restricted by law ; it is not intended for distribution to, or use by any person in, any jurisdiction where such distribution or use would be contrary to local law or regulation . No Representations and Warranties This presentation is for informational purposes only and does not purport to contain all of the information that may be required to evaluate a possible investment decision with respect to Embark or Combined Co . The recipient agrees and acknowledges that this presentation is not intended to form the basis of any investment decision by the recipient and does not constitute financial investment, tax or legal advice . No representation or warranty, express or implied, is or will be given by Embark, SPAC or any of their respective affiliates, directors, officers, employees or advisers or any other person as to the accuracy or completeness of the information (including as to the accuracy, completeness or reasonableness of statements, estimates, targets, projections, assumptions or judgments) in this presentation or in any other written, oral or other communications transmitted or otherwise made available to any party in the course of its evaluation of a possible transaction and no responsibility or liability whatsoever is accepted for the accuracy or sufficiency thereof or for any errors, omissions or misstatements, negligent or otherwise, relating thereto . The recipient also acknowledges and agrees that the information contained in this presentation is preliminary in nature and is subject to change, and any such changes may be material . Embark and SPAC disclaim any duty to update the information contained in this presentation . Forward - Looking Statements This presentation includes “forward - looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 . Embark’s and Combined Co’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward - looking statements as predictions of future events . Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward - looking statements . These forward - looking statements include, without limitation, Embark’s and SPAC’s expectations with respect to future performance . These forward - looking statements also involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results . Factors that may cause such differences include, but are not limited to : (1) the outcome of any legal proceedings that may be instituted in connection with any proposed business combination ; (2) the inability to complete any proposed business combination ; (3) delays in obtaining, adverse conditions contained in, or the inability to obtain necessary regulatory approvals or complete regulatory reviews required to complete any business combination ; (4) the risk that any proposed business combination disrupts current plans and operations ; (5) the inability to recognize the anticipated benefits of any proposed business combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain key employees ; (6) costs related to the any proposed business combination ; (7) changes in the applicable laws or regulations ; (8) the possibility that Embark or Combined Co may be adversely affected by other economic, business, and/or competitive factors ; (9) the impact of the global COVID - 19 pandemic ; and (10) other risks and uncertainties separately provided to you and indicated from time to time described in filings and potential filings by Embark, SPAC and Combined Co with the U . S . Securities and Exchange Commission . Embark and SPAC caution that the foregoing list of factors is not exclusive and not to place undue reliance upon any forward - looking statements, including projections, which speak only as of the date made . Embark and SPAC undertake no obligation to and accepts no obligation to release publicly any updates or revisions to any forward - looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based . Industry, Market Data and Partnerships In this presentation, Embark and SPAC rely on and refers to certain information and statistics regarding the markets and industries in which Embark competes . Such information and statistics are based on management’s estimates and/or obtained from third - party sources, including reports by market research firms and company filings . While Embark and SPAC believe such third - party information is reliable, there can be no assurance as to the accuracy or completeness of the indicated information . Embark and SPAC have not independently verified the accuracy or completeness of the information provided by the third - party sources . This Presentation contains descriptions of certain key business partnerships with Embark . These descriptions are based on the Embark management team’s discussion with such counterparties, certain non - binding written agreements and the latest available information and estimates as of the date of this Presentation . These descriptions are subject to negotiation and execution of definitive agreements with certain of such counterparties which have not been completed as of the date of this Presentation . Trademarks This presentation may contain trademarks, service marks, trade names and copyrights of other companies, which are the property of their respective owners, and Embark’s and SPAC’s use thereof does not imply an affiliation with, or endorsement by, the owners of such trademarks, service marks, trade names and copyrights . Solely for convenience, some of the trademarks, service marks, trade names and copyrights referred to in this presentation may be listed without the TM, © or ® symbols, but Embark, SPAC and their affiliates will assert, to the fullest extent under applicable law, the rights of the applicable owners, if any, to these trademarks, service marks, trade names and copyrights . Projections The presentation contains projected financial information with respect to the combined business of Embark and SPAC, including revenue and gross profit for 2024 - 2027 . Such projected financial information constitutes forward - looking information, is for illustrative purposes only and should not be relied upon as being necessarily indicative of future results . The assumptions and estimates underlying such projected financial information are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projected financial information . See “Forward Looking Statements” paragraph above . Actual results may differ materially from the results contemplated by the projected financial information contained in the presentation, and the inclusion of such information in the presentation should not be regarded as a representation by Embark or SPAC that the results reflected in such projections will be achieved . The auditors of Embark have not audited, reviewed, compiled, or performed any procedures with respect to the projections for the purpose of their inclusion in the presentation, and, accordingly, have not expressed an opinion or provided any other form of assurance with respect thereto for the purpose of the presentation . Private Placement The securities to which this presentation relates have not been registered under the Securities Act of 1933 , as amended (the “Securities Act”), or the securities laws of any other jurisdiction . This presentation relates to securities that Embark would intend to offer in reliance on exemptions from the registration requirements of the Securities Act and other applicable laws . These exemptions apply to offers and sales of securities that do not involve a public offering . The securities have not been approved or recommended by any federal, state or foreign securities authorities, nor have any of these authorities passed upon the merits of this offering or determined that this presentation is accurate or complete . Any representation to the contrary is a criminal offense . 2

Founder and CEO With Extensive Robotics Experience… … And a Powerful Vision for the Future Robotics World C h am p i o n Built first self - driving vehicle in Canada YC o mb i n a tor W16 Thiel Fellow Built 11 Robotics Pl a t f orms To build a world where consumers pay less for the things they need, drivers stay closer to the homes they cherish, and roads are safer for the people we love. 3

Today’s Presenters Alex Rodrigues Co - Founder and CEO of Embark 4 Richard Hawwa CFO of Embark Ian Robertson Director and CEO of NG II

Northern Genesis Acquisition Corp. II • Northern Genesis Acquisition Corp. II (“NGII”) is an NYSE listed SPAC that priced its $414M IPO on 1/12/2021 • An “operator - backed” SPAC whose management team founded and built Algonquin Power & Utilities Corp to a $12B NYSE listed renewable energy and utility company included in the TSX60 index • NGII’s management team has significant experience in relevant areas: • Energy industry disruption through renewable power generation • Deep understanding of infrastructure and logistics • Participation in the mobility evolution through Lion Electric electric vehicles Equipped to Help Accelerate Embark’s Growth Northern Genesis II Overview Northern Genesis II – Embark Transaction The Lion Electric Transaction was Well Received x Center of truck and bus fleet electrification movement x Six million miles driven by 300 all - electric fleet x Proprietary technology created from 10 years of R&D NGA +86 (2) “It’s not just a question of price or speed to market, the people you will partner with are essential… When Ian called I already knew who he was because of what he had done [with Algonquin]. I was speaking with another entrepreneur who had previously gone public with his company and brought it to a market value of over $1 0 b illi on .” Marc Bedard (Lion Electric CEO) S our c e : Bloomb erg (1) Across equity, debt and preferred share transactions over period of management tenure at AQN and Riverstone (2) Over 05/06/2021 (Lion Electric closing date) from 8/17/2020 (pricing date) and includes a ½ warrant 50% 110% 170% 230% 290% 350% (10%) Aug - 20 Oct - 20 Nov - 20 Jan - 21 Mar - 21 Apr - 21 5 • Industry disrupting cost savings and proven technology combine to make Embark a tangible, executable business proposition • Embark story brings strong ESG alignment with: • Environmental benefits from improved fuel economy • Social benefits of safer roads for the travelling public and Improved driver working conditions • $414M in trust to be augmented by $200M PIPE supported by: • Follow - on investments from Sequoia Capital and Tiger Global • Participation by Northern Genesis management group • Significant commitment from KnightSwift – nation’s largest trucking carrier

Overview

Embark’s Business Model Offers Meaningful Operational Savings and Collaborates Rather than Competes with Carriers is an AV SaaS Company Focused on Trucking Embark partners with carriers (and private fleets), who pay a per - mile subscription fee for Embark’s software Guardian - Embark’s cloud - based dispatch and monitoring solution - provides seamless oversight and integration for carriers Carriers purchase trucks equipped with compatible hardware directly from truck manufacturers Platform - agnostic Embark Universal Interface (EUI) technology makes it easy for OEMs to provide compatible hardware as a factory option Self - driving between highway - adjacent points on Embark coverage map Moving freight today on proof of concept fleet (with safety drivers). Targeting driver - out in 2023 and commercial scale in 2024 7 is the Longest - Running Self Driving Truck Program (1) 2016 Founded 2017 Coast - to - Coast Industry First Completed the first autonomous truck coast - to - coast drive Execution First to bring shipper and carrier together to execute transfer point operation 2018 100,000 Miles Industry First Crossed 100,000 miles L.A. to Phoenix Completed first fully autonomous run from L.A. to Phoenix with 0 interventions 2019 Transfer Point Industry First Opened the world’s first transfer point in Los Angeles & Phoenix Fortune 500 Moving freight for Fortune 500 companies 2020 Embark Guardian Built Embark Guardian as an important step towards commercialization Today Embark Partner Development Program Launched Partner Program with HP, AB InBev, Werner + 2 more top 25 truckload carriers Carrier Network Assessments Conducted network assessment for 8 Fortune 500 companies to plan the conversion of billions in existing freight to autonomous 8 (1) Based on regular road - testing of self - driving truck technology on public roads in America

’s Deep Team Has Industry Leading Experience Elaine Chao Former Secretary of Transportation Former Secretary of Labor Ma tt hew Ocko Co - Managing Partner Patrick Grady Partner, Head of U.S. Growth Investing Alex Rodrigues Richard Hawwa Mike Reid Brandon Moak Somudro Gupta Ajith Dasari Gilbran Al v arez Mark Liu Co - Founder & CEO CFO COO Co - Founder & CTO Head of Autonomous Vehicle Engineering Head of Hardware Platform Engineering Machine Learning and Perception Behavior Planning Guided by World - Class Team of Directors People P red i c tion Sid Venkatesan Payal Jonny Morris Grady Williams Erik Ward Kamil Saigol David Devore Hing Wong CLO Maheshwari Public Policy Vision Map Fusion Motion Planning and Trajectory Generation Mechanical Engineering Systems Engineering Business Leaders Engineering Leaders 9

is Focused on Building the Best Self - Driving Software Hig h - Level Arc h itectu r e Cameras Deep Le ar ning Segmentation Object Fusion Pr ediction and Planning Trajectory Gene r ation Throttle LiDARs Radars Deep Learning Bounding Boxes Map Localization Vision Map Fusion Trajectory Planning Control Steering Wheel Brakes S e ns ors Detec tion Fusion P re diction/ Be ha v ior Planning C o n t rol Truck Interface Active Learning 10

Proprietary Active Learning System Drives Rapid Improvements Edge Cases Irre gula r Ob j ects Irregular Conditions • Finding and solving edge cases is critical to the deployment of safe self - driving • Our Active Learning pipeline is fed by uploading fleet data to our cloud - based selection engine • The selection engine identifies edge cases by uniformly sampling and analyzing detection uncertainty for object existence, class and position across multiple permutations of the deployed model, culminating with a rank order of relative data value • With the most valuable data automatically identified, we can focus our labeling and training efforts to provide the quickest, most effective feedback loop for the Embark Driver – resulting in constantly improving performance Model Training Selection Engine Using Real World Situations To Rapidly Improve Performance Active Learning Deployed Model / Data Gathering Valuable Data 11

Vision Map Fusion & Scene Understanding Enable Robustness

Moving Beyond Brittle, Map-Centric Approaches





Vision Map Fusion

- Using proprietary techniques, Vision Map Fusion uses a non-linear optimization approach to fuse local vehicle poses with global map geometry in real-time, enabling on-the-fly map corrections
- Making map corrections in real-time allows for dramatically improved accuracy and robustness of near-field lane geometry estimation, while also unifying the corrected near-field topology with the far-field map to create a static scene used in downstream operations
- Our approach is designed to be less map reliant and more capable of handling the constantly changing road environment
- By correcting map errors on the fly, Vision Map Fusion can facilitate safer, more scalable, and more efficient operations compared to alternative map-centric approaches



Grady Williams

- PhD Robotics from Georgia Tech
- Creator of MPPI (Model Predictive Path Integral) algorithm
- Widely cited in vehicle control, robotics and other research

Northern Genesis II



12

Erik Ward • PhD Research on Interaction Aware Planning for Self - Driving • KTH Royal Institute of Technology • Scania Self - Driving Truck Research • • • Each scenario simulates the actions and interactions of the truck and other relevant vehicles in the environment Based on the observed and predicted actions of the other road users The Embark Driver generates a 60 second planning horizon, analyzing relevant actors and available trajectories The plan best fitting multiple criteria including safety, comfort, and route preference is selected and is intended to match a human driver under challenging circumstances Interactive Planning with Data Driven Predictions 13 95 M eters Simulating Up To 1200 Scenarios Each Second 13 • Data driven modeling enables the Embark Driver to predict the actions of other road users • Each new observation of a road user improves the system’s ability to predict that road user’s intent • Allowing the Embark Driver to understand if a vehicle intends to yield the right - of - way or close an identified gap 60 Second, Interaction - Aware Prediction Horizon Unlocks Optimal Behavior in Challenging Driving Scenarios Intelligent Adaptive Prediction

103225

Our Emphasis on Safety

Embark Has Driven More Miles Without a DOT Reportable Incident Than Any Other Self-Driving Truck Player[1]

Hardware

- Truck-centric hazard analysis
- Exhaustive benchtop and integrated on-road testing

Software

- ODD driven requirements development
- Comprehensive testing
  - Unit tests
  - Scenario-based simulation
  - Closed-course
  - Monitored on-road

Over 1 million real-world miles driven without a DOT reportable safety incident

Operational

- Highly trained team performing all testing
- Continuous fleet monitoring
- Strict field safety incident response protocols

(1) Based on the latest data reported to FMCSA.

14

NORTHERN GENESIS II

EMBARK's Technology is Expected to Drive Significant Value for Carriers

Three Factors Driving Carrier Adoption

① Expected to Provide Compelling Economics for Carriers[1]

Illustrative AV Adoption	0%	20%	50%
Revenue	$179M	$285M	$442M
Operating Margin	10%	14%	19%
Operating Profit	$18M	$39M	$85M

117% (0% to 20% Operating Profit)

375% (0% to 50% Operating Profit)

- Up to **2x Carrier Profit Margin** on AV miles
- **~3x Annual Revenue Per Truck** via 24/7 operation
- Increase Truck Utilization, Decrease Payback Period

② Expected to Improve Competitiveness for Shippers

- Improved Sustainability: Up to a 10% increase in fuel efficiency per mile, driving a reduction in carbon emissions due to better speed management, supporting Carrier and Shipper sustainability objectives
- Increased Delivery Speed: Doubling of daily range from 500 to 1,000 miles, reducing delivery time by 40%[2]
- Improved Safety: Autonomous driving directly addresses the 5K deaths, 151K injuries and the enormous value of damaged cargo attributable to human error[3]

③ Expected to Alleviate Driver Shortage

- Current driver shortage is 60K and expected to rise to 160K by 2028, leaving 1,000s of trucks "against the fences" at large carriers
- Expected to improve quality of life for drivers by being home every night

Source: ATA.

(1) Calculations assume a 1000 truck fleet converts a percentage of manual trucks to Embark autonomous trucks, capturing the improved utilization and margins provided by Embark trucks. Calculations also assume direct to customer operating model using ATRI per-mile economics

(2) Calculation based on assumption of 22 hour driving day vs. 10 hour human driver day

(3) Estimates based on data from May 2006 Presentation by US DOT FMCSA from its Large Truck Causation Study

NORTHERN GENESIS II

15

Top Shippers and Carriers are Partnering with Embark Partners are investing to prepare their businesses to scale Embark autonomous trucks Embark is working with shippers and carriers to analyze their nationwide freight networks at a lane level and develop detailed rollout plans for converting portions of these networks to autonomous Embark is hauling with carriers and shippers to refine operations today , paving the way for partners to quickly, safely and effectively scale autonomous trucking Embark is working closely with carriers today to define business model details such as dispatching, monitoring, maintenance, liability and transfer hub availability, resulting in a clear path to scale 16

Market Dynamics

Why We Think Being Platform-Agnostic is Important

- Aligned with the reality that most major carriers run mixed fleets
  - Nearly 90% of top 25 carriers run 2+ OEMs and ~50% run 3+ OEMs
- Carriers are the ultimate decision makers on component selection



OEMs multi-source parts from several suppliers to provide a menu to Carrier
Component
Supplier 1
Supplier 2
Supplier 3
Supplier 4
OEM 1
OEM 2
Carrier multi-sources from several OEMs
Carrier selects components from each OEM menu
Carrier is the ultimate decision maker
Carrier

"We currently purchase trucks from multiple OEMs and plan to continue this strategy to optimize the experience for our drivers and meet our Total Cost of Ownership objectives. **Embark's investment to integrate its autonomous driving system with the major OEMs will allow us to test and deploy autonomous trucking capabilities without introducing a new OEM into our fleet for that sole purpose.**"

- **Trevor Fridfinnson**
  Chief Operating Officer at Bison Transport

17

Specs / Module Designs Component Package APIs Interf a c e Package Embark Universal Interface (EUI) • Standardized sensor and compute systems determined through thousands of hours of design, testing and analysis • Custom flexible physical, electrical and software interfaces enable platform - agnostic integration to any drive - by - wire actuators, chassis, power and HVAC EUI Production Plan Near Future • We anticipate OEMs will ship their first production trucks with redundant drive - by - wire in the near future. • Embark is in active dialogue with OEMs as they plan which sensor and compute options to offer to carriers on top of redundant drive - by - wire. • Truck OEMs expected to offer multiple AV options to carriers • Multiple non - exclusive integrations • In line with how OEMs currently provide factory options for multiple major engine, brake and telematics solutions today • Carriers make the ultimate decision on which AV system to spec based on price, coverage map and ability to be used across their fleet Expected Equilibrium State 2018 - 2021 • Embark has engaged with all 4 major US OEMs for many years - tracking as they each progress towards offering proprietary redundant drive - by - wire platforms. • In parallel, Embark has developed our Embark Universal Interface with flexible interfaces are easily configured to integrate with any drive - by - wire. 18

19

Additional demand for autonomous - related components Improved economics, alleviate driver shortage Increased efficiency, improved reliability, sustainability and safety Enhances the Freight Ecosystem and Benefits all Participants Carriers Ship p ers Embark Universal Interface, new revenue streams O EMs Leverage existing real estate to expand the transfer points Truck Stops and Depots Tier 1 Suppliers Brings Compelling Benefits Across The Entire Network 20

Choosing the Right Strategy in AV Trucking

Recent Public Transactions

	Software-as-a-Service	Fleet	Retrofit
Company	EMBARK	tusimple	Plus
Major Investors(1)	SEQUOIA*, TIGERGLOBAL*, DC Data Collective*, Y Combinator, MAVEN VENTURES*	SUN Dream Inc., sina 新浪网 sina.com.cn, COMPOSITE CAPITAL	满帮 Full Truck Alliance, GSR Ventures, 國泰君安國際, HS Investments III Limited
U.S. Shipper Partnerships	ABInBev, hp	McLANE	--
U.S. Carrier Partnerships	KNIGHT, SWIFT*, WERNER ENTERPRISES, ESSLA VALLEY TRANSPORTATION*	ups, WERNER ENTERPRISES, SCHNEIDER, U.S. XPRESS	--
OEM Strategy	**Embark Universal Interface**	Custom Navistar Truck (Navistar is 11% of Market)(2)	Retrofit
Initial Go-to-Market	**Driver Out → Partner with Carriers**	Driver Out → Carrier owned Trucks / TuSimple owned Trucks	Driver In
Market	**100% USA**	~70% USA / ~28% China / ~3% Europe(3)	15% USA / 85% China(4)
Offices	***Exclusively USA***; **USA**: • **San Francisco** • **Los Angeles**	China: • Beijing • Shanghai; USA: • San Diego • Tucson • Forth Worth	China: • Beijing • Shanghai • Suzhou; USA: • Cupertino

* PIPE commitment

Source: Company filings, Transport Topics, Top 100 For-Hire carrier data from Transport Topics

(1) Embark and TuSimple select investors represent investors with 5%+ ownership. Plus.ai includes Board Investors due to lack publicly available shareholder ownership information

(2) Traton and Navistar are in the process of completing a merger. Navistar's International is the brand of the two that operates in the US and has 11% of market based on public data

(3) Based on testing and commercial deployment (trucks in fleet)

(4) Based on 2025E revenue breakdown

NORTHERN GENESIS II

21

Financial

Trucking Market Represents Significant Opportunity $700 billion truck freight market represents a significant opportunity (1) Delivers potential value to not only carriers, but the entire ecosystem Fragmentation of various constituents unique to the trucking industry Clear and present problem with driver shortage Demand for freight continues to grow Infrastructure is in place today to enable rapid commercialization and scale within the freight ecosystem (1) American Trucking Associations, U.S. Freight Transportation Forecast: 2020 to 2031. 23

How EMBARK Expects to Commercialize Its Business

Two Phase Rollout

- Phase 1: Sunbelt 2024+
- Phase 2: Lower 48 2026+


~210 Billion Incremental Semi-Truck Miles
~90 Billion Semi-Truck Miles

Two Route Models


TRANSFER POINT
Customer Facilities
Drayage "last mile"
Transfer Point
Drayage "first mile"
Autonomous Highway Segment
Transfer Point
DIRECT TO CUSTOMER
Customer Facilities
Human Driver
Autonomous Driving

- Embark shares a percentage of the savings with a carrier as a result of utilizing Embark's software solution
- Implies a $ / mile subscription fee, which will be variable depending on the distance of the load
- Embark offers a drayage rebate for last-mile transfers to align incentives on the total cost of the load
- Transfer Point only economical for carriers on lanes >300 miles
- Direct to Customer economical on lanes >100 miles, when shipper facility within Embark coverage map
- The software is supported by Guardian, and Embark bears the cost

EMBARK intends to partner throughout the ecosystem and participate with existing players, not compete against them

NORTHERN GENESIS II
24

Embark / Northern Genesis II Financial Model Framework

Autonomous Truck Miles Driven[1]



Total Addressable Market of ~300 Billion Miles Annually Today
Transfer Point
>300 Miles
Direct to Customer
>100 Miles
86% of Miles are in Autonomous Economic Freight Lanes
Embark ODD
~80-90% of Economic Freight Lanes

Expected Embark Penetration as a % of Serviceable Miles

2024E	2025E
1.1%	3.3%

Human Driver vs. Embark Driver



$1.76[2]
$0.82
$0.94
$0.96
$0.96
Net Savings $0.80/Mile
Human Driver
Embark Driver
Total Driver Cost Per Mile
Total Vehicle Cost Per Mile

(1) Analysis based on the Freight Analysis Framework, produced in partnership with the Bureau of Transportation Statistics and the Federal Highway Administration and additional data from the Bureau of Transportation Statistics
(2) Based on data from the American Transportation Research Institute

NORTHERN GENESIS II

25

Compelling Unit Economics for Both the Carrier and EMBARK

Embark Autonomous Revenue Per Mile

Gross Revenue	$0.44/Mile
Last Mile Reimbursement	

500 Miles: Net Revenue $0.31/Mile

1000 Miles: Net Revenue $0.38/Mile

Embark COGS Per Mile

Cost of Goods Sold (1)	$0.12/Mile

Guardian System

Includes:
- Monitor Bandwidth Cost
- Update Bandwidth Cost
- Update Subscription Cost

Guardian Employee

Includes:
- Salaries
- Benefits
- Overhead Costs

Gross Profit(1)	$0.26/Mile
Gross Margin(1)	~69%



Source: Embark / Northern Genesis II Management
(1) Represents 2025E. Gross profit includes drayage rebates.

Northern Genesis II

26

Financial Proje c tions Autonomous Miles Driven (miles in millions) Revenue ($ in millions) 8 6 7 2, 7 71 2 0 2 4 E 2 0 2 5 E Gross Profit ($ in millions) 5 8 4 1, 9 15 2 0 2 4 E 2 0 2 5 E Margin 67% Source: Embark / Northern Genesis II Management 69% 1.1% 3.3% Phase 2 ~174 Billion+ Miles Phase 1 ~62 Billion+ Miles Long - Term Gross Margin Target ~74% Long - Term EBITDA Margin Target 30%+ 2026+ Serviceable Mile Opportunity ~236 Billion+ Miles Dr i v en % of Total 2, 3 74 27 7, 4 32 2 0 2 4 E 2 0 2 5 E

V a l u a ti o n

Source: Company Presentations, Pitchbook, Bank of America, Piper Sandler, Cowen, RBC Capital Markets, Baird and Morgan Stanley Equity Research Reports (3) Represents post - money equity value (4) TuSimple market capitalization based on offer price at IPO of $40 per share and shares outstanding of 212,263,328 per company filing (5) In February 2021, Uber sold it’s self - driving unit to Aurora in exchange for a 26% interest in the combined entity at a $10B valuation 29 Embark Leads the Industry in Key Milestones (1) Date of C o mpl e tion 201 7 201 8 201 9 202 0 2021 Technical Milestones On - Road Op e ration Long Run – DE Free S urfa c e S treet Navigation Work Z o ne Handling (2) Business Milestones Freight D el i v ery Transfer Point or Terminal Partner P rogram (1) Milestone data is based on publicly available information; Logo exclusion indicates no publicly available data Note: All dates based on the first public record of the respective company achieving the milestone on a US Class 8 Truck (2) Work Zone handling refers to an AV truck detecting and responding to a previously unmapped Work Zone Emba r k W a y mo T uSimple Plus.ai Aurora K odi a k Attractively Priced Relative to Broader AV Ecosystem 3,301 5,000 7,250 1 0 ,0 0 0 3 0 ,0 0 0 3 0 ,7 5 0 8,491 5,158 (4) (5) May 2021 May 2020 Jan 2021 Feb 2021 Jun 2020 Nov 2020 (3) (3) May 2021 Self - Driving Truck Industry Public Milestone Attractively Priced Relative to TuSimple Public Comp $5.2bn (3) Market Capitalization (Basic market capitalization, in $US billions) $8.5bn (4) 1.6x 3.3x 7.1x 1 9 .0x FV / 2025E EBITDA (Median consensus estimates) FV / 2025E Revenue (Median consensus estimates) ($U S m illi on s )

Appendix – Technology Roadmap

Our Technology Achievements and Roadmap to Driver Out

Past Technology Milestones and Accomplishments

Future Technology Milestones to Accomplish



Bought First Truck
Lane Keeping
Lane Changes
Cut-Ins
Merges
Vehicle on Shoulder
Night Driving
Surface Streets
Stop and Go
Remote Monitoring
Inclement Weather (excl. snow)
Construction
2016
2017
2018
2019
2020
2021
2022
2023
• Pull Over to Safety
• Emergency Vehicle Interactions
• Evasive & Emergency Maneuvers
• Inspections
• Blown Tires & Other Mechanical Failures
Driver Out

Northern Genesis II

32

Major Initiatives Expected To Be Announced Over the Next 12 Months Embark is in advanced discussions that will further support the technology advancement and commercial i zati on timeline Manufacturing Partners to enable Embark Universal Interface (EUI) as an Option Partner Development Program Reservations Coverage Map Expansion Enable shippers and carriers to order EUI - compatible trucks Volume commitments from carrier partners for their fleets upon commercialization Technology Milestones Continue to execute and publicly demonstrate industry - first capabilities from Embark’s technology roadmap Formalize relationships with leading real estate holders to provide established transfer point footprint for carrier partners coast - to - coast 33

Appendix – Regulations

Regulatory Tailwinds

Current State Regulatory Environment

- Current regulatory environment is favorable for autonomous trucking
- Today, 43 states allow autonomous truck testing, and 24 states allow autonomous truck commercial deployment
- No vehicle design changes and FMCSA pre-emption clear regulatory path



Legislation Permits:

- Autonomous Commercial Operations
- Autonomous Testing
- In Progress

Source: Department of Transportation, NHTSA, SEC Filings.

US DOT 4.0 AV Regulations have been released to further support a future cohesive 50-state AV operations framework

US NHTSA regulations have been amended to clarify Federal Motor Vehicle Safety Standards for automated vehicles not equipped with manual driver controls (i.e. steering wheels and seating positions)

- ***AVs not designed to carry humans are exempt from the crashworthiness standards*** **that conventional vehicles need in order to deploy**

NORTHERN GENESIS II

35

• Co - chair of US Chamber AV Working Group (along with Intel) • Co - chair of SVLG AV Working Group (along with General Motors) • Founding member of Trucking group @ Self - Driving Coalition (leading AV industry group) • Only truck - specific board member on the Self - Driving Coalition for Safer Streets Early on at Embark, we knew we had to lead on autonomous trucking policy. Helping shape the regulatory framework is the right thing for our company and will ensure the safety and efficiency benefits of Embark’s technology are not delayed. — Jonny Morris • Joined Embark in June 2017 • 8 - year veteran of autonomous vehicle policy issues in automotive, trucking, and insurance industries • Served as technology and policy adviser in the Obama White House, U.S. Department of Defense, and U.S. Department of State is Leading the Way on Policy Longest Tenured AV Truck Member on Critical Industry Groups Active Leadership Roles in the Industry Industry Lobbying Results • U.S. Chamber (leading US business lobby) • SVLG (leading CA business lobby) • American Trucking Association (leading US trucking industry group) • Successfully advocated for USDOT to clarify the ability for L4 trucks to operate under existing regulation and without constraint from human - centric regulations (hours of service, drug testing), codified in USDOT’s “AV 3.0” guidance issued in Oct 2018. • Won inclusion and exclusion of autonomous trucks in various federal and state legislation to benefit Embark’s deployment model as well balance what we believe to be the right regulatory framework for all constituents Elaine Chao • U.S. Secretary of Transportation (2017 - 2021) • Oversaw development of first - ever regulatory guidance on autonomous trucking • U.S. Secretary of Labor (2001 - 2009) • Past board positions at Dole Foods, Wells Fargo Bank, Harvard Kennedy School Trucking is the backbone of the American economy. I believe Embark’s technology will strengthen U.S. economic competitiveness by making trucks safer, dramatically improving productivity, and solving the real and growing driver shortage. — Elaine Chao Jonny Morris 36

Appendix – Coverage Map

EMBARK Coverage Map Supercharges Scale-Up

Carriers operate self-driving trucks between highway-adjacent locations on Embark coverage map

Number of start/stop locations expands rapidly by adding ecosystem real-estate to the coverage map:

- Current truck stops act as ideal transfer points that can be used by all carriers
- Highway-adjacent shipper locations can be added directly to coverage map, boosting efficiency and stickiness

TRANSFER POINT



Customer Facilities
Drayage "last mile"
Transfer Point
Autonomous Highway Segment
Drayage "first mile"
Transfer Point
Human Driver
Autonomous Driving

Highways are the ideal first application for self-driving

Vision Map Fusion simplifies adding locations to coverage map

Northern Genesis II

38

Real Estate Partners Accelerate Expansion 39 Leveraging the Strengths of Potential Real Estate and Retail Players, including PFJ, will Dramatically Decrease Time to Market Example: PFJ’s Network • 800+ highway adjacent sites located near freight areas • Purpose built for class - 8 truck traffic • On site fuel and ancillary services including tire, maintenance, and dispatch support Pilot Flying J

Appendix – Financial Model (Continued)

Supplemental Financial Projections Detail

Mile Detail[1]

(miles in millions)

Phase 1	2024E	2025E
Total Freight Miles	96,677	98,224
Total Serviceable Miles	56,970	59,455
300+ Mile Routes	*52,421*	*53,425*
100 – 300 Mile Routes[2]	*4,550*	*6,029*
Embark Miles Driven	2,374	7,432

Phase 2	2024E	2025E
Total Freight Miles	218,008	221,496
Total Serviceable Miles	164,064	169,081
300+ Mile Routes	*157,603*	*160,519*
100 – 300 Mile Routes[2]	*6,461*	*8,562*
Embark Miles Driven	--	--
Service Miles Driven	**1.1%**	**3.3%**

Pricing Detail

Total Cost Per Mile	Human Driver	Embark Driver
Driver-Based		
Driver Wages	$0.56	
Driver Benefits	0.17	
Driver Overhead Costs	0.09	
Total Driver Costs	0.82	
Vehicle-Based		
Total Vehicle Costs	0.94	0.96
Total Costs	**$1.76** [3]	**$0.96**

Detail P&L

($ in millions)

	2024E	2025E
Revenue	$867	$2,771
Gross Profit	584	1,915
EBITDA	(4)	640
CapEx	8	10
EBITDA - Capex	(11)	629

(1) Analysis based on the Freight Analysis Framework, produced in partnership with the Bureau of Transportation Statistics and the Federal Highway Administration and additional data from the Bureau of Transportation Statistics
(2) 100-300 mile trips only economical in Direct to Customer model (i.e. origin/destination within operating domain)
(3) Based on data from the American Transportation Research Institute

Northern Genesis II

41

Supported By Existing Partners and Pipeline

Existing Partners

~32,000 Trucks

Purchases **~8k** trucks annually

~3 Billion human-driven freight miles annually

Our partners currently run **~89%** of the trucks required to meet our 2024 target(1)(2)(3)

Embark is Currently Partnered With High Quality Carriers But Has a Robust Customer / Carrier Pipeline to Rapidly Grow



Partners
9%
Commercialization
Discussions
33%
Targeted
59%

Embark is in discussions with carriers who represent **40%** of Top 100 truck count(4)

Top 100
(~10% of market)

- **~4,600** Average Fleet Size(4)
- **~30 Billion** Human Driven Freight Miles(5)

(1) Assumes our partner routes are the same distribution as all routes, as determined by the Freight Analysis Framework, or ~18% of our partner trucks are in phase 1 addressable lanes in 2024
(2) Assumes each autonomous truck can run 360K miles per year
(3) Forecast requires ~6,500 autonomous trucks to meet 2024 mileage targets and estimates that the 5 existing partners have ~5,900 trucks on lanes deployed in 2024
(4) Based on Top 100 For-Hire carrier data from Transport Topics
(5) Calculated based on top 100 total tractor count of ~342K(Transport Topics) and ~94K annual miles per truck (Trucking Research)

42

’s Business Model is Validated by Partners 43 Mesilla Valley Transportation has a demonstrated history of identifying, testing and deploying new and innovative technology to maintain an edge in our competitive industry. With the Embark Partner Development Program, we see an opportunity to utilize this expertise to deploy and scale autonomous trucks within our network, unlocking top - line growth through improved utilization and bottom - line growth through superior economics. has completed hundreds of hauls with many major companies and has incorporated that expertise into its partnerships with carriers and shippers At AB InBev, we have a longstanding history of working with our carrier network to introduce new innovations that better their business, our business and enhance workers lives and careers. By partnering with Embark, we will enable our carrier partners to adopt and quickly scale autonomous trucking technology throughout the truck freight logistics ecosystem resulting in a more sustainable and safer supply chain network for AB InBev. - Royal Jones CEO at Mesilla Valley Transportation - Angie Slaughter VP, Sustainability, Logistics & Capabilities Procurement at Anheuser - Busch InBev

SaaS Business Model

Carrier/Shipper Partners Enable Embark to Scale Efficiently by Integrating Into the Current Freight Ecosystem .

Scale up rapidly by leveraging significant investments by carriers in trucks and real estate

- Carrier investment massively outpaces the resources of any single AV player
- Top 100 carriers average more than $100M each on new trucks annually[1]

Carriers bring expertise in running a complex operations intensive business

- Embark can focus on what we do best: making state-of-the art software

Compelling software-as-a-service economics

- High margins
- Recurring revenue
- Economies of Scale

Selling to carriers and shippers allows EMBARK to focus on software development

Source: Transport Topics, ATRI

(1) Carrier spend calculated based on average fleet size of top 100 carriers. Assumes 25% annual fleet turnover and average cost of $125K per truck.

NORTHERN GENESIS II

44

Proceeds From the Proposed Transaction Are Expected to Fund the Business Plan Through Commercialization in 2024 45 Expected Use of Proceeds Expanding Coverage Map 5% Headcount 70% On - Road Testing 13% OEM Co - Development 12% Source: Embark / Northern Genesis II Management

Transaction Overview

- After giving effect to the transaction[1], Combined Co. will have $613mm of cash[3] to pursue its go-to-market strategy and consolidate its market leadership position
- $4.25bn pre-money valuation supporting $5.2bn pro forma equity value
  - 1.6x of 2025E Revenue
- Proceeds raised are expected to fully fund capital expenditures through 2024 and are 100% primary
- The transaction is expected to close Q3 2021

NORTHERN GENESIS II

Illustrative Transaction Sources and Uses

Total Sources	($mm)
Northern Genesis II Cash in Trust[1]	$414
PIPE[2]	200
Northern Genesis II Founder Shares[4]	100
Stock Consideration to Existing Embark SH	4,250
Total Sources	**$4,964**

Total Uses	($mm)
Cash to Balance Sheet	$531
Northern Genesis II Founder Shares[4]	100
Stock Consideration to Existing Embark SH	4,250
Estimated Fees and Expenses	83
Total Uses	**$4,964**

Pro Forma Valuation

	($mm)
Pro Forma Shares Outstanding	515.8
Illustrative Share Price	$10.00
Pro Forma Equity Value	**$5,158**
(-) Pro Forma Cash[3]	(613)
Pro Forma Enterprise Value	**$4,545**
2025E Revenue	$2,771
EV / 2025E Revenue	**1.6x**

Pro Forma Ownership[1][5] @ $10.00 per Share

Pro Forma Ownership	Shares (mm)	% O/S
NGAB Shareholders	41.4	8.0%
PIPE Investors[2]	20.0	3.9
Founder Shares[4]*	10.0	1.9
Existing Embark SH[5][6][7]	444.5	86.2
Total Shares	**515.8**	**100.0%**



8%
4%
2%
86%
NGAB Shareholders
PIPE Investors
Founder Shares(4)
Existing Embark SH(5)(6)(7)

(1) Assumes no redemptions by SPAC shareholders.
(2) Includes $40mm of FPA subscriptions.
(3) Includes $82mm of existing balance sheet cash, including proceeds from a convertible note.
(4) Excludes 0.4mm Founder Shares forfeited due to FPA subscription to PIPE.
(5) Excludes PSU awards to Alex Rodrigues and Brandon Moak that will collectively represent an aggregate amount of up to 10% of the fully-diluted shares outstanding immediately following closing and that are anticipated to vest at escalating thresholds starting at approximately $20/share up to a maximum of approximately $100/share. Excludes the impact of up to 2.9mm existing Embark shares underlying equity awards that can be issued prior to closing. Excludes the new, to be established, equity incentive plan (10% of FD shares outstanding immediately following closing + 5% evergreen) and ESPP (2% of FD shares outstanding immediately following closing + 1% evergreen).
(6) Embark currently has 149.1mm diluted shares outstanding that will be fully converted into NG shares at close, of which 141.2mm are fully vested. This Includes 5.9mm existing Embark shares underlying options and warrants, 3.9mm existing Embark shares underlying granted options, 2.8mm existing Embark shares promised but not yet granted shares to new employees and 1.2mm Embark shares issuable upon conversion of an outstanding convertible note immediately prior to close.
(7) Founders Alex Rodrigues and Brandon Moak, who collectively own approximately 25% of the Company on an as-converted basis pre-closing, will receive shares of Class B Common Stock of NGAB in the transaction, which shares of Class B Common Stock carry 10 votes per share (relative to one vote per share of Class A Common Stock of NGAB).

46